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                   [LETTERHEAD OF MORRISON & FOERSTER LLP]

Pericom Semiconductor Corporation
2380 Bering Drive
San Jose, CA 95131

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 filed by Pericom Semiconductor Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission on September 10,
1997 (Registration No. 333-35327) and Amendment No. 1 thereto filed October 14, 1997 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,875,000 shares of the Company's common stock, no par value (the "Stock"), including up to _____ authorized but unissued shares being offered by the Company and up to _______ presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders") to be issued and sold by the Company or sold by the Selling Shareholders. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the proposed issuance and sale by the Company of up to 2,375,000 shares of Stock. We have also examined the proceedings taken by the Company in connection with the sale of up to 875,000 shares of Stock that may be sold by the Selling Shareholders.

        We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders ate legally and validly issued, fully paid and nonassessable.
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Pericom Semiconductor Corporation
October 14, 1997
Page 2

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.


                                        Very truly yours,